UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2005

Franklin Financial Employees Retirement Savings Plan

(Exact Name of Registrant as Specified in Its Charter)

N/A

(State or Other Jurisdiction of Incorporation)

0-8076	N/A
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.        Changes in Registrant’s Certifying Accountants

As a result of the Fifth Third Bancorp (“Fifth Third”) acquisition of Franklin Financial Corporation, Fifth Third has engaged Deloitte & Touche LLP as its independent registered public accounting firm to audit the financial statements of the Franklin Financial Employees Retirement Savings Plan (the “Plan”) for the year ended December 31, 2004. Crowe Chizek and Company LLC was dismissed as the independent registered public accounting firm of the Plan on May 9, 2005. The Audit Committee of Fifth Third has approved the engagement of Deloitte & Touche LLP to audit the Plan. The reports of Crowe Chizek and Company LLC regarding the Plan’s financial statements as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2003 and 2002 and through May 9, 2005, there have been no disagreements with Crowe Chizek and Company LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Crowe Chizek and Company LLC, would have caused it to make reference to the matter in its reports on the Plan’s 2003 and 2002 financial statements. During the years ended December 31, 2003 and 2002 and through May 9, 2005, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). Crowe Chizek and Company LLC has been provided with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Crowe Chizek and Company LLC’s letter dated August 5, 2005 stating its agreement with such statements.

On May 9, 2005, the Plan engaged Deloitte & Touche LLP as its independent registered public accounting firm to audit the Plan’s financial statements for the year ended December 31, 2004. During the years ended December 31, 2003 and 2002 and through the date of engagement of Deloitte & Touche LLP, the Plan did not consult with Deloitte & Touche LLP on any accounting or auditing matter.

Item 9.01(c).        Exhibits

Exhibit 16 – Letter from Crowe Chizek and Company LLC to the Securities and Exchange Commission dated August 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

Date: August 5, 2005	By:	/s/ Paul L. Reynolds
Paul L. Reynolds
Member, Pension and
Profit Sharing Committee